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FINPRO
                                               20 Church Street  o  P.O. Box 323
                                                  Liberty Corner, NJ  07938-0323
                                         (908) 604-9336  o  (908) 604-5951 (FAX)
                                        finpro@finpronj.com  o  www.finpronj.com


February 1, 2002


Board of Directors
Reserve Bancorp, Inc.
Mount Troy Savings Bank
2000 Mt. Troy Road
Pittsburgh, Pennsylvania 15212


Dear Board Members:

This report represents FinPro, Inc.'s ("FinPro") updated independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Reserve Bancorp, Inc. (the "Company") in connection with the Plan of Conversion (the "Conversion") of Mt. Troy Savings Bank, (the "Bank") from a federally chartered mutual savings bank to a federally chartered stock savings bank. As part of the Conversion, the Bank will become a wholly owned subsidiary of Reserve Bancorp. This appraisal update is furnished pursuant to market pricing as of January 31, 2002 and the Bank's results for the three months ended December 31, 2001. FinPro's original appraisal report dated December 14, 2001 included the Bank's results for the twelve months ended September 30, 2001 and market pricing as of December 12, 2002. FinPro's original appraisal report is incorporated herein by reference.

The Conversion will be a full conversion, without a foundation, and entail an 8% Employee Stock Ownership Plan ("ESOP") amortized over 10 years, a 4% Management Recognition Plan ("MRP") amortized over 5 years, conversion related expenses of $373 thousand and an investment rate of 3.60% (the 1 year Treasury rate at September 30, 2001) tax adjusted 36% to 2.30%.

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Reserve Bancorp, Inc., Appraisal Update

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In preparing this appraisal update, FinPro reviewed its original appraisal,  the
Bank's SB-2 and the Bank's financial reports as of December 31, 2001 in light of recent developments in stock market conditions. FinPro reviewed other sources of public information that FinPro believes are reliable; however, FinPro cannot guarantee the accuracy and completeness of such information. FinPro's appraisal update is based upon the Bank's representation that the information contained in its prospectus and additional information furnished to us by same is truthful, accurate, and complete. FinPro did not independently verify the financial statements, and other information provided by the Bank, nor did FinPro independently value any of the Bank's assets or liabilities. This appraisal update considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

FinPro's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. FinPro, Inc. is not a seller of securities within the meaning of any federal or state securities laws, and any report prepared by FinPro, Inc. shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

FinPro's opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of the Bank could materially affect the assumptions used in preparing this opinion.



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                          REASONS FOR THE UPDATE



On January 25, 2002, FinPro received a phone call from the Office of Thrift Supervision ("OTS") appraisal division, requesting clarification of some points in the original appraisal and requesting additional analyses. On January 25, 2002, FinPro provided its clarification by facsimile, and followed with hard copy via FedEx. On February 1, 2002, the OTS appraisal division informed FinPro that, in their opinion, the estimated value range was too low and requested that FinPro re-evaluate the range.

FinPro re-examined its original appraisal and updated it for events and changes that occurred since December 12, 2002. In doing so, the following primary changes were observed:

1. Three standard conversions have been closed since December 12, 2001, with a median price to tangible book multiple of 58.38%. As of December 12, 2001, the Bank had a median price to tangible book multiple of 55.28% at the midpoint. The results of the three most recent standard conversions would indicate that an increase to the estimated value range would be appropriate.
2. The SNL Thrift Index increased 11.30% since December 12, 2001, while the S&P 500 and the Dow Jones Industrial Average were little changed.
3. The Pennsylvania fully converted thrift median stock price appreciated 2.94% since December 12, 2001.
4. The Comparable Group's median stock price appreciated 2.27% since December 12, 2001.
5. A comparable group of pink sheet fully converted thrifts trade at a 26.03% premium on core earnings, but at a 46.03% discount to tangible book value relative to the national thrift trading median at January 31, 2002. Additionally, the pink sheet comparable group trades at a 50.14% premium on a core earnings basis, but at a 23.50% discount on a tangible book basis relative to the actual Comparable Group at January 31, 2002.
6.   Financial performance and condition of the Bank has improved modestly.

Based on these factors, FinPro has increased its estimated valuation range by 12.38%. Justification for this increase is provided on the following pages.


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

                         1. RECENT STANDARD CONVERSIONS


The following table illustrates the three standard conversions to close since December 12, 2002, the date of the market data in the original appraisal. All three standard conversions were of similar size to the Bank in terms of proceeds raised. As such, they established an excellent benchmark to utilize for valuation purposes. The median IPO price to tangible book was 58.38%.


                  FIGURE 1 - RECENT STANDARD CONVERSION PRICING


                               [GRAPHIC OMITTED]

Source: SNL Securities and FinPro Calculations






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                             2. THRIFT EQUITY MARKET



Since December 12, 2001, (the date of the market prices in FinPro's original appraisal) the market for thrift stocks, as measured by the SNL Thrift Index, has increased 11.30%. The index changes were as follows:

                         FIGURE 2 - PERIOD INDEX CHANGE


                                [GRAPHIC OMITTED]

Source: SNL Securities and FinPro Calculations




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                           3. STATE PRICE APPRECIATION



The median Pennsylvania fully converted thrift stock price has increased 2.94% since December 12, 2001. Nine out of the sixteen Pennsylvania fully converted thrifts have experienced a price increase between December 12, 2001 and January 31, 2002.

                      FIGURE 3 - PENNSYLVANIA PRICE CHANGE


                                [GRAPHIC OMITTED]


Source:  SNL Securities and FinPro Calculations


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As the  following  table  indicates,  the median  Pennsylvania  fully  converted thrift's price to LTM core earnings per share increased 11.15%. The Pennsylvania fully converted thrift's median price to tangible book value increased 2.24%.

                        FIGURE 4 - STATE MULTIPLE CHANGES

                                [GRAPHIC OMITTED]

Source SNL Securities and FinPro Calculations




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                     4. COMPARABLE GROUP PRICE APPRECIATION



Ten of the thirteen Comparable Group members experienced an increase in price range. The median comparable stock price increased 2.27% since December 12, 2001.

                       FIGURE 5 - COMPARABLE PRICE CHANGE

                                [GRAPHIC OMITTED]

Source:  SNL Securities and FinPro Calculations


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The Comparable  Group's median price to LTM core earnings per share decreased by
7.69%, however the median price to tangible book value increased by 0.44%.

                     FIGURE 6 - COMPARABLE MULTIPLE CHANGES

                               [GRAPHIC OMITTED]

Source: SNL Securities and FinPro Calculations



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                         5. PINK SHEET TRADING DISCOUNT



After the conversion FinPro expects the Bank, due to its small size and thin liquidity, will trade like a pink sheet institution. The following table illustrates the discount that a comparable group of pink sheet thrifts trades at relative to the national median pricing multiples for fully converted thrifts and to the Comparable Group.

                     FIGURE 7 - PINK SHEET TRADING DISCOUNT


                                [GRAPHIC OMITTED]


Note: The pink sheet comparable group was defined as: standard conversions, with an IPO date before 6/30/00, assets less than or equal to $75M, offices less than or equal to 3, and not a merger target.

Source: SNL Securities and FinPro Calculations



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                  6. BANK'S FINANCIAL CONDITION AND PERFORMANCE



The following table provides updated financial data for the Bank.

                    FIGURE 8 - UPDATED FINANCIAL DEVELOPMENTS


                                [GRAPHIC OMITTED]

Source:  Offering Circular


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                       FIGURE 9 - UPDATED FINANCIAL RATIOS


                                [GRAPHIC OMITTED]

Source:  Offering Circular

A review of the updated financial data suggests modest improvement during the quarter ended December 31, 2001 over the quarter ended September 30, 2001.




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                             VALUATION DETERMINATION



As in our initial appraisal, FinPro has analyzed the pro forma price to core earnings, pro forma price to tangible book and pro forma price to book ratios in combination with one another in determining an appropriate pro forma estimated market value for the Bank.

Since the date of the original appraisal:

o three standard conversions have closed with a median price to tangible book multiple of 58.38%,
o    the SNL Thrift Index has appreciated 11.30%, and
o the Bank's financial performance improved and the Comparable Group's stock price has appreciated modestly.

Based on these factors, it is FinPro's opinion that the estimated valuation range should be increased as of February 1, 2002. The increase in the estimated valuation range at the midpoint equates to a 12.38% increase in the number of shares issued. The change in the multiples at the midpoint are as follows:

                    FIGURE 10 - CHANGE IN THE VALUATION RANGE


                                [GRAPHIC OMITTED]


      FIGURE 11 - COMPARISON OF PRO FORMA MULTIPLES TO THE COMPARABLE GROUP


                                [GRAPHIC OMITTED]

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As of February 1, 2002,  FinPro  believes that the valuation  range,  on a fully converted basis without a foundation, of $5,900,000 at the midpoint, $5,015,000 at the minimum and $6,785,000 at the maximum ($7,802,750 at the adjusted maximum) is appropriate. The resulting pro forma pricing ratios to the Comparable Group, Pennsylvania fully converted thrifts and all fully converted thrifts are as follows:

          FIGURE 12 - UPDATED PRICING MULTIPLES TO THE COMPARABLE GROUP


                                [GRAPHIC OMITTED]

Source:  FinPro Computations


                      FIGURE 13 - VALUE RANGE OFFERING DATA


                                [GRAPHIC OMITTED]

Source:  FinPro Computations


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                           VALUATION CONCLUSION



As of February 1, 2002, it is FinPro's opinion that the estimated pro forma market value of the Bank is $5,900,000 at the midpoint, $5,015,000 at the minimum, $6,785,000 at the maximum and $7,802,750 at the supermaximum.



                                    Respectfully Submitted,



                                    /s/FinPro, Inc.
                                    -------------------------
                                    FinPro, Inc.



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                                List of Exhibits
                              Reserve Bancorp, Inc.

--------------
   Exhibit


     1.   Pro Forma Analysis Sheet (Full Conversion Appraisal - No Foundation)

     2. Industry Multiples - Comparable Group, Pennsylvania Thrifts, All Public Thrifts


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